Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 1, 2021, Arthur J. Gallagher & Co. (“Gallagher” or “the Company”) completed an acquisition (the “Acquisition”) of substantially all of the treaty reinsurance brokerage operations from Willis Towers Watson plc. (“Willis Re DivestCo”) in exchange for an aggregate purchase price of $3,578.9 million, consisting of initial cash consideration of $3.28 billion and subsequent earnout consideration fair valued at $300.0 million, subject to certain adjustments set forth in the purchase agreement (the “Purchase Agreement”).

The Company funded the purchase price with cash on hand from operations and a combination of (1) net proceeds from a May 17, 2021 follow-on common stock offering, (ii) net proceeds from the issuances of May 20, 2021 unsecure senior notes and November 9, 2021 notes, and (iii) short term borrowings (the “Acquisition Financing”), described further in Note 3 to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with:

•

Audited consolidated financial statements and accompanying notes of the Company as of and for the fiscal years ended December 31, 2020 (as contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 8, 2021);

•

Unaudited consolidated financial statements and accompanying notes of the Company as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 (as contained in its Q3 2021 Interim Report on Form 10-Q filed with the SEC on October 29, 2021);

•

Audited combined financial statements and accompanying notes of Willis Re DivestCo as of and for the year ended December 31, 2020 and unaudited combined financial statements and accompanying notes of Willis Re DivestCo as of September 30, 2021 and for the nine months ended September 30, 2021, each of which are attached to this filing as exhibits 99.1 and 99.2.

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical combined financial statements of Willis Re DivestCo, as adjusted to give effect to the Acquisition and the Acquisition Financing (collectively, “the Transaction”). The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transaction as if it occurred or had become effective on September 30, 2021. The unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2021 and the fiscal year ended December 31, 2020, give effect to the Transaction as if it occurred or had become effective on January 1, 2020. Further information about this basis of presentation is provided in Note 1 to this unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information provides for pro forma adjustments giving effect to the following transactions:

•	The Acquisition

•	The Acquisition Financing

The unaudited pro forma condensed combined financial information has been prepared by us using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). Gallagher has been treated as the acquirer in the Acquisition for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that the Company believe are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transaction been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Provisional estimates of fair value of Willis Re DivestCo’s assets acquired and liabilities assumed and are subsequently reviewed and finalized within the first year of operations subsequent to the acquisition date to determine the necessity for adjustments. Fair value adjustments, if any, are most common to the values established for amortizable intangible assets, including expiration lists, acquired software, and for earnout liabilities, with the offset to goodwill, net of any income tax effect. Provisional estimates of fair value were used by us to initially record (and disclose herein) the acquisition of the Willis Re DivestCo as of the December 1, 2021 acquisition date. We are using independent third party valuation specialists to assist us in determining the fair value of assets acquired and liabilities assumed for the Acquisition. As of this filing, the specialists have not completed their analysis and thus these fair value estimates are provisional. These provisional fair value estimates will be subsequently reviewed and adjusted based on the results of this valuation in 2022. In addition, terms of the purchase agreement provide for various acquisition date balance sheet adjustments in the 90 day period subsequent to the acquisition date and there are twelve remaining international deferred closings, both of which may also cause goodwill adjustments to be made in 2022.

As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condense combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any revenue impacts that occurred after the Acquisition closed, such as lost customers, and does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the acquisition or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(in millions, except share amounts)

	Arthur J. Gallagher & Co. As Reported	Willis Re DivestCo As Adjusted (2)	Acquisition Financing Adjustments	Note 3	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Cash and cash equivalents	$2,735.1	$20.6	$739.1	(a)	$(3,280.1)	(a) (f)	$214.7
Restricted cash	3,277.2	1,321.7	—		—		4,598.9
Premiums and fees receivable	7,756.5	8,787.8	—		—		16,544.3
Other current assets	1,369.5	66.6	—		(44.3)	(c) (h)	1,391.8

Total current assets	15,138.3	10,196.7	739.1		(3,324.4)		22,749.7
Fixed assets — net	454.5	0.6	—		50.0	(d)	505.1
Deferred income taxes	1,171.4	—	—		—		1,171.4
Other noncurrent assets	854.8	29.3	—		(0.2)	(h)	883.9
Right-of-use assets	330.3	0.8	—		—		331.1
Goodwill	6,627.5	812.0	—		1,052.8	(b)	8,492.3
Amortizable intangible assets - net	2,339.0	7.1	—		1,581.1	(e)	3,927.2

Total assets	$26,915.8	$11,046.5	$739.1		$(640.7)		$38,060.7

Premiums payable to underwriting enterprises	$9,161.7	$9,775.4	—		$(1.2)	(c)	$18,935.9
Accrued compensation and other current liabilities	1,536.9	248.1	—		(14.7)	(c) (h)	1,770.3
Deferred revenue - current	527.1	3.9	—		6.1	(h)	537.1
Premium financing debt	234.1	—	—		—		234.1
Corporate related borrowings - current	200.0	—	—		—		200.0

Total current liabilities	11,659.8	10,027.4	—		(9.8)		21,677.4
Corporate related borrowings - noncurrent	5,072.4	—	739.1	(a)	—		5,811.5
Deferred revenue - noncurrent	61.1	—	—		—		61.1
Lease liabilities - noncurrent	281.4	0.7	—		—		282.1
Other noncurrent liabilities	1,371.0	37.6	—		351.1	(a) (g) (h)	1,759.7

Total liabilities	18,445.7	10,065.7	739.1		341.3		29,591.8
Common stock	207.3	—	—		—		207.3
Capital in excess of par value	5,962.3	978.9	—		(978.9)	(i)	5,962.3
Retained earnings	2,873.8	—	—		(1.2)	(f)	2,872.6
Accumulated other comprehensive loss	(623.2)	1.9	—		(1.9)	(i)	(623.2)

Shareholders’ equity attributable to controlling interests	8,420.2	980.8	—		(982.0)		8,419.0
Shareholders’ equity attributable to noncontrolling interests	49.9	—	—		—		49.9

Total stockholders’ equity	8,470.1	980.8	—		(982.0)		8,468.9

Total liabilities and stockholders’ equity	$26,915.8	$11,046.5	$739.1		$(640.7)		$38,060.7

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Nine Months Ended September 30, 2021

(in millions, except share amounts)

	Arthur J. Gallagher & Co. As Reported	Willis Re DivestCo As Adjusted (2)	Acquisition Financing Adjustments	Note 3	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Commissions	$3,118.7	$587.9	—		—		$3,706.6
Fees	1,696.4	79.7	—		—		1,776.1
Supplemental revenues	183.0	—	—		—		183.0
Contingent revenues	150.3	—	—		—		150.3
Investment income	56.0	2.2	—		—		58.2
Net gains (losses) on divestitures	9.0	—	—		—		9.0
Revenues from clean coal activities	919.2	—	—		—		919.2
Other net revenues (losses)	2.4	—	—		—		2.4

Revenues before reimbursements	6,135.0	669.8	—		—		6,804.8
Reimbursements	101.7	—	—		—		101.7

Total revenues	6,236.7	669.8	—		—		6,906.5
Compensation	2,913.2	289.9	—		—		3,203.1
Operating	752.1	126.3	—		—		878.4
Reimbursements	101.7	—	—		—		101.7
Cost of revenues from clean coal activities	944.0	—	—		—		944.0
Interest	164.6	0.3	27.2	(b)	—		192.1
Loss on extinguishment of debt	16.2	—	—		—		16.2
Depreciation	113.7	1.9	—		7.5	(j)	123.1
Amortization	306.1	0.7	—		79.4	(k)	386.2
Change in estimated acquisition earnout payables	63.0	—	—		—		63.0

Total expenses	5,374.6	419.1	27.2		86.9		5,907.8

Earnings before income taxes	862.1	250.7	(27.2)		(86.9)		998.7
Provision (benefit) for income taxes	28.0	56.7	(6.8)	(c)	(15.5)	(m)	62.4

Net earnings	834.1	194.0	(20.4)		(71.4)		936.3
Net earnings attributable to noncontrolling interests	36.7	—	—		—		36.7

Net earnings attributable to controlling interests	$797.4	$194.0	$(20.4)		$(71.4)		$899.6

Basic net earnings per share (5)	$3.97						$4.36
Diluted net earnings per share (5)	3.88						4.27
Dividends declared per common share	1.44						1.44

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Twelve Months Ended December 31, 2020

(in millions, except share amounts)

	Arthur J. Gallagher & Co. As Reported	Willis Re DivestCo As Adjusted (2)	Acquisition Financing Adjustments	Note 3	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Commissions	$3,591.9	$622.9	—		—		$4,214.8
Fees	1,957.9	97.1	—		—		2,055.0
Supplemental revenues	221.9	—	—		—		221.9
Contingent revenues	147.0	—	—		—		147.0
Investment income	75.9	5.2	—		—		81.1
Net gains (losses) on divestitures	(5.8)	—	—		—		(5.8)
Revenues from clean coal activities	863.5	—	—		—		863.5
Other net revenues (losses)	(0.4)	—	—		—		(0.4)

Revenues before reimbursements	6,851.9	725.2	—		—		7,577.1
Reimbursements	151.7	—	—		—		151.7

Total revenues	7,003.6	725.2	—		—		7,728.8
Compensation	3,466.5	347.9	—		—		3,814.4
Operating	906.5	140.3	—		1.2	(l)	1,048.0
Reimbursements	151.7	—	—		—		151.7
Cost of revenues from clean coal activities	882.1	—	—		—		882.1
Interest	196.4	0.1	51.4	(b)	—		247.9
Loss on extinguishment of debt	—	—	—		—		—
Depreciation	145.1	2.4	—		10.0	(j)	157.5
Amortization	417.3	1.0	—		105.9	(k)	524.2
Change in estimated acquisition earnout payables	(32.9)	—	—		—		(32.9)

Total expenses	6,132.7	491.7	51.4		117.1		6,792.9

Earnings before income taxes	870.9	233.5	(51.4)		(117.1)		935.9
Provision (benefit) for income taxes	12.8	50.2	(12.9)	(c)	(21.0)	(m)	29.1

Net earnings	858.1	183.3	(38.5)		(96.1)		906.8
Net earnings attributable to noncontrolling interests	39.3	—	—		—		39.3

Net earnings attributable to controlling interests	$818.8	$183.3	$(38.5)		$(96.1)		$867.5

Basic net earnings per share (5)	$4.29						$4.31
Diluted net earnings per share (5)	4.20						4.22
Dividends declared per common share	1.80						1.80

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of presentation

The unaudited pro forma condensed combined financial information has been prepared by Gallagher in connection with the Company’s acquisition of substantially all of the treaty reinsurance brokerage operations from Willis Towers Watson plc., Willis Re DivestCo.

The unaudited condensed combined pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial statements of the Company and the historical combined financial statements of Willis Re DivestCo prepared on a carve-out basis, as adjusted to give effect to the pro forma adjustments described below.

The pro forma adjustments to the statements of earnings have been prepared as if the Transaction occurred on January 1, 2020. The pro forma adjustments to the balance sheet have been prepared as if the Transaction occurred on September 30, 2021. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effect of these transactions may differ from the pro forma adjustments.

Gallagher and Willis Re DivestCo’s historical financial statements were prepared in accordance with U.S. GAAP. There were no transactions and balances between the Company and Willis Re DivestCo as of the nine months ended September 30, 2021 or for the year ended December 31, 2020.

The audited combined financial statements and accompanying notes of Willis Re DivestCo as of and for the year ended December 31, 2020 and the unaudited combined financial statements and accompanying notes of Willis Re DivestCo as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, are attached to this filing as exhibits 99.1 and 99.2.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”), with Gallagher considered the accounting acquirer of Willis Re DivestCo. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of Willis Re DivestCo based upon management’s preliminary estimate of their fair values as of December 1, 2021. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that Gallagher believes are reasonable. Management has included certain reclassification and policy alignment adjustments for consistency in presentation as indicated in the subsequent notes (see Note 2 for further details). The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transaction been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Note 2 – Reclassification and policy alignment adjustments

Certain balances were reclassified from the Willis Re DivestCo historical financial statements so its presentation would be consistent with that of Gallagher. Additionally, an accounting policy alignment adjustment was recorded to gross up client premium receivables and payables to underwriting enterprises. These reclassifications and gross up are based on management’s preliminary analysis and have no effect on separately reported net assets, equity or net earnings attributed to common shareholders of Willis Re DivestCo.

When the Company completes its detailed review of Willis Re DivestCo’s chart of accounts and accounting policies, additional reclassification adjustments could be identified that, when conformed, could have a material impact on the combined Company’s financial information. Refer to the table below for a summary of the reclassification adjustments made to Willis Re DivestCo’s combined balance sheet as of September 30, 2021 to conform its presentation to that of Gallagher.

Arthur J. Gallagher & Co. Presentation	Willis Re DivestCo Presentation	Historical Willis Re DivestCo at September 30, 2021	Reclassification Adjustments	Note	Policy Alignment Adjustments	Note	Historical Willis Re DivestCo as adjusted for Arthur J. Gallagher & Co.
Cash and cash equivalents	Cash and cash equivalents	54.1	(33.5)	A	—		20.6
Restricted cash		—	1,321.7	A, B	—		1,321.7
	Fiduciary assets, including related party assets of $30	7,552.7	(7,552.7)	B	—		—
Premiums and fees receivable	Accounts receivable, net	331.7	6,264.5	A, B, C	2,191.6	N	8,787.8
	Due from related parties	49.4	(49.4)	C	—		—
Other current assets	Prepaid and other current assets	23.1	43.5	C, D	—		66.6
Fixed assets - net	Fixed assets, net	0.6	—		—		0.6
Deferred income taxes	Deferred tax assets	4.2	(4.2)	E	—		—
Other noncurrent assets	Other non-current assets	20.0	9.3	D, E, F	—		29.3
Right-of-use assets		—	0.8	F	—		0.8
Goodwill	Goodwill	812.0	—		—		812.0
Amortizable intangible assets - net	Intangible assets, net	7.1	—		—		7.1
Total assets		8,854.9	—		2,191.6		11,046.5
Premiums payable to underwriting enterprises		—	7,583.8	G, I	2,191.6	N	9,775.4
	Due to related parties	29.5	(29.5)	I	—		—
Accrued compensation and other current liabilities	Salaries and employee-related liabilities	84.1	164.0	H, I, K	—		248.1
	Fiduciary liabilities, including related party liabilities of $42	7,552.7	(7,552.7)	G	—		—
Deferred revenue - current	Deferred revenue and accrued expenses	7.3	(3.4)	H	—		3.9
	Other current liabilities	151.5	(151.5)	I	—		—
	Employee-related liabilities	10.7	(10.7)	J	—		—
	Provision for liabilities	10.7	(10.7)	K	—		—
Premium financing debt		—	—		—		—
Corporate related borrowings - current		—	—		—		—
Corporate related borrowings - noncurrent		—	—		—		—
Deferred revenue - noncurrent		—	—		—		—
Lease liabilities - noncurrent		—	0.7	L	—		0.7
Other noncurrent liabilities	Other non-current liabilities	27.6	10.0	J, L	—		37.6
Total liabilities		7,874.1	—		2,191.6		10,065.7
Common stock		—	—		—		—
Capital in excess of par value		—	978.9	M	—		978.9
	Net parent investment	978.9	(978.9)	M	—		—

Retained earnings		—	—	—	—
Accumulated other comprehensive loss	Accumulated other comprehensive income, net of tax	1.9	—	—	1.9
Total liabilities and stockholders’ equity		8,854.9	—	2,191.6	11,046.5

A	Reclass ‘Cash and cash equivalents’ for Willis Re DivestCo to ‘Restricted cash’ and ‘Premiums and fees receivable’ for Arthur J. Gallagher & Co.
B	Reclass ‘Fiduciary assets’ for Willis Re DivestCo to ‘Restricted cash’ and ‘Premiums and fees receivable’ for Arthur J. Gallagher & Co.
C	Reclass ‘Due from related parties’ for Willis Re DivestCo to ‘Other current assets’ and ‘Premiums and fees receivable’ for Arthur J. Gallagher & Co.
D	Reclass ‘Prepaid and other current assets’ for Willis Re DivestCo to ‘Other noncurrent assets’ for Arthur J. Gallagher & Co.
E	Reclass ‘Deferred tax assets’ for Willis Re DivestCo to ‘Other noncurrent assets’ for Arthur J. Gallagher & Co.
F	Reclass ‘Other non-current assets’ for Willis Re DivestCo to ‘Right-of-use assets’ for Arthur J. Gallagher & Co.
G	Reclass ‘Fiduciary liabilities’ for Willis Re DivestCo to ‘Premiums payable to underwriting enterprises’ for Arthur J. Gallagher & Co.
H	Reclass ‘Deferred revenue and accrued expenses’ for Willis Re DivestCo to ‘Accrued compensation and other current liabilities’ for Arthur J. Gallagher & Co.
I

Reclass ‘Due to related parties’ and ‘Other current liabilities’ for Willis Re DivestCo to ‘Premiums payable to underwriting enterprises’ and ‘Accrued compensation and other current liabilities’ for Arthur J. Gallagher & Co.

J	Reclass ‘Employee-related liabilities’ for Willis Re DivestCo to ‘Other noncurrent liabilities’ for Arthur J. Gallagher & Co.
K	Reclass ‘Provision for liabilities’ for Willis Re DivestCo to ‘Accrued compensation and other current liabilities’ for Arthur J. Gallagher & Co.
L	Reclass ‘Other non-current liabilities’ for Willis Re DivestCo to ‘Lease liabilities - noncurrent’ for Arthur J. Gallagher & Co.
M	Reclass ‘Net parent investment’ for Willis Re DivestCo to ‘Capital in excess of par value’ for Arthur J. Gallagher & Co.
N	Reflects an adjustment to gross up client premium receivables and payables to underwriting enterprises that were not previously grossed up by Willis Re DivestCo.

Refer to the tables below for a summary of the reclassification adjustments made to Willis Re DivestCo’s combined statements of comprehensive income for the nine months ended September 30, 2021 and the year ended December 31, 2020 to conform its presentation to that of Gallagher.

Arthur J. Gallagher & Co. Presentation	Willis Re DivestCo Presentation	Historical Willis Re DivestCo for the period ended September 30, 2021	Reclassification Adjustments	Note	Historical Willis Re DivestCo as adjusted for Arthur J. Gallagher & Co.
Commissions		—	587.9	AA	587.9
Fees		—	79.7	AA	79.7
Supplemental revenues		—	—		—
Contingent revenues		—	—		—
Investment income		—	2.2	AA	2.2
Net gains (losses) on divestitures		—	—		—
Revenues from clean coal activities		—	—		—
Other net revenues (losses)		—	—		—
Reimbursements		—	—		—
	Revenue	668.4	(668.4)	AA	—
Total revenues		668.4	1.4		669.8
Compensation	Salaries and benefits	290.2	(0.3)	BB	289.9
Operating	Other operating expenses	123.4	2.9	AA, BB, DD	126.3
Reimbursements		—	—		—
Cost of revenues from clean coal activities		—	—		—
Interest		—	0.3	DD	0.3
Loss on extinguishment of debt		—	—		—
Depreciation	Depreciation and amortization	2.6	(0.7)	CC	1.9
Amortization		—	0.7	CC	0.7
Change in estimated acquisition earnout payables		—	—		—
Total expenses	Total cost of providing services	416.2	2.9		419.1
	Other expense, net	1.5	(1.5)	DD	—
Earnings before income taxes	Income from operations before taxes	250.7	—		250.7
Provision (benefit) for income taxes	Provision for income taxes	56.7			56.7
Net earnings	Net income	194.0	—		194.0

AA	Reclass ‘Revenue’ for Willis Re DivestCo to ‘Commissions’, ‘Fees’, ‘Investment income’, and ‘Operating’ for Arthur J. Gallagher & Co.
BB	Reclass ‘Salaries and benefits’ and ‘Other operating expenses’ for Willis Re DivestCo to ‘Operating’ and ‘Compensation’ for Arthur J. Gallagher & Co.
CC	Reclass ‘Depreciation and amortization’ for Willis Re DivestCo to ‘Amortization’ for Arthur J. Gallagher & Co.
DD	Reclass ‘Other expense, net’ for Willis Re DivestCo to ‘Operating’ and ‘Interest’ for Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co. Presentation	Willis Re DivestCo Presentation	Historical Willis Re DivestCo for the period ended December 31, 2020	Reclassification Adjustments	Note	Historical Willis Re DivestCo as adjusted for Arthur J. Gallagher & Co.
Commissions		—	622.9	AA	622.9
Fees		—	97.1	AA	97.1
Supplemental revenues		—	—		—
Contingent revenues		—	—		—
Investment income		—	5.2	AA	5.2
Net gains (losses) on divestitures		—			—
Revenues from clean coal activities		—			—
Other net revenues (losses)		—			—
Reimbursements		—			—
	Revenue	726.1	(726.1)	AA	—
Total revenues		726.1	(0.9)		725.1
Compensation	Salaries and benefits	348.4	(0.5)	BB	347.9
Operating	Other operating expenses	141.5	(1.2)	AA, BB, DD	140.3
Reimbursements		—			—
Cost of revenues from clean coal activities		—			—
Interest		—	0.1	DD	0.1
Loss on extinguishment of debt		—			—
Depreciation	Depreciation and amortization	3.4	(1.0)	CC	2.4
Amortization		—	1.0	CC	1.0
Change in estimated acquisition earnout payables		—			—
Total expenses	Total cost of providing services	493.3	(1.6)		491.7
	Other income, net	(0.7)	0.7	DD	—
Earnings before income taxes	Income from operations before taxes	233.5	—		233.5
Provision (benefit) for income taxes	Provision for income taxes	50.2			50.2
Net earnings	Net income	183.3	—		183.3

AA	Reclass ‘Revenue’ for Willis Re DivestCo to ‘Commissions’, ‘Fees’, ‘Investment income’, and ‘Operating’ for Arthur J. Gallagher & Co.
BB	Reclass ‘Salaries and benefits’ and ‘Other operating expenses’ for Willis Re DivestCo to ‘Operating’ and ‘Compensation’ for Arthur J. Gallagher & Co.
CC	Reclass ‘Depreciation and amortization’ for Willis Re DivestCo to ‘Amortization’ for Arthur J. Gallagher & Co.
DD	Reclass ‘Other income, net’ for Willis Re DivestCo to ‘Operating’ and ‘Interest’ for Arthur J. Gallagher & Co.

Note 3 – Acquisition financing adjustments

Prior to the close of the Acquisition, Gallagher signed an agreement on May 12, 2021 to acquire certain Willis Towers Watson plc reinsurance, specialty and retail brokerage operations as part of a proposed regulatory remedy for the pending Aon plc and Willis Towers plc combination. To finance the planned acquisition, Gallagher:

•

closed on a follow-on public offering of its common stock on May 17, 2021, whereby 10.3 million shares of common stock were issued for net proceeds of $1,437.9 million, after underwriting discounts and other expenses related to the offering.

•	closed and funded an offering of $850 million aggregate principal amount of 3.50% Senior Notes, due in 2051 (the “2051 Notes”).

On July 26, 2021, Gallagher announced that the May 12, 2021 agreement had been terminated in conjunction with the announced termination of the Aon plc and Willis Towers Watson plc combination.

Subsequently, on August 12, 2021, Gallagher announced a new Purchase Agreement to acquire Willis Re DivestCo. In addition to the cash on hand from the above financings, to further finance the Acquisition, on November 9, 2021, Gallagher issued a 10-year $400 million aggregate principal amount of 2.50% Senior Notes (“10-year Note”) and a 30-year $350 million aggregate principal amount of 3.05% Senior Notes (“30-year Note”).

Based on Gallagher’s financing for the Acquisition, the impacts to the condensed combined pro forma balance sheet were as follows:

(a)

Reflects the cash proceeds and related noncurrent Corporate related borrowings from the 10-year Note and 30-year Note issuance, net of issuance costs and discounts. These notes were issued in a principal amount of $750 million with issuance costs and discounts of $11.9 million amortized over the life of the notes.

The impacts to the condensed combined pro forma statements of earnings were as follows:

(b)	Reflects the pro forma interest expense and amortized issuance costs and discounts adjustment for the nine months ended September 30, 2021 and year-ended December 31, 2020, calculated as follows:

(in millions)	Amount
2051 Notes Principal	$850
Annual Coupon Interest Rate	3.50%
Annual Interest on 2051 Notes	29.8
January 1, 2021 through May 19, 2021 Interest on 2051 Notes	$11.2

Total 2051 Notes Issuance Cost and Discount	$18.7
2051 Notes Term (years)	30
Annual Amortized Debt Issuance Cost and Discount	0.6
January 1, 2021 through May 19, 2021 Amortized Debt Issuance Cost and Discount	$0.2

10-year Note Principal	$400
Annual Coupon Interest Rate	2.40%
Annual Interest on 10-year Note	9.6
9 months interest on 10-year Note	$7.2

Total 10-year Note Issuance Cost and Discount	$5.2
10-year Note Term (years)	10

Annual Amortized Debt Issuance Cost and Discount	0.5
9 months Amortized Debt Issuance Cost and Discount	$0.4

30-year Note Principal	$350
Annual Coupon Interest Rate	3.05%
Annual Interest on 30-year Note	10.7
9 months interest on 30-year Note	$8.0

Total 30-year Note Issuance Cost and Discount	$6.70
30-year Note Term (years)	30
Annual Amortized Debt Issuance Cost and Discount	0.2
9 months Amortized Debt Issuance Cost and Discount	$0.2

Pro forma interest and amortization expense for 9 months ended September 30, 2021	$27.2
Pro forma interest and amortization expense for year-ended December 31, 2020	$51.4

(c)

Reflects the tax benefit on the interest expense related to the Acquisition Financing as the Company is subject to U.S. federal income taxes, in addition to state, local and foreign taxes. This adjustment uses the Company’s blended statutory tax rate of 25%.

Note 4 – Willis Re DivestCo acquisition

Under the terms of the Purchase Agreement between Gallagher and Willis Towers Watson plc., the Company acquired Willis Re DivestCo for a purchase consideration of $3.6 billion. Gallagher primarily funded the cash portion of the Acquisition consideration with cash on hand from the Acquisition Financing discussed in Note 3. The Company did not legally assume any outstanding borrowings of Willis Re DivestCo. The following table summarizes the purchase consideration.

(in millions)	Amount
Cash transferred	$3,278.9
Earnout (1)	300.0
Total purchase consideration	$3,578.9

(1)

The earnout consideration represents the acquisition date provisional fair value of the estimated future payment to Willis Towers Watson plc. based on the third-year revenue targets of Willis Re DivestCo, with a maximum payment earnout payment amount of $750 million.

The following is a summary of the estimated fair values of the net assets acquired as if the Transaction occurred on September 30, 2021 (in millions):

(in millions)	Amount
Cash and restricted cash	$1,342.3
Premiums and fees receivable	8,787.8
Other current assets	22.3
Fixed assets	50.6
Noncurrent assets	29.9
Goodwill	1,864.8
Expiration lists	1,588.2

Total assets acquired	13,685.9

Premiums payables to underwriting enterprises	9,774.2
Other current liabilities	243.4
Noncurrent liabilities	89.4

Total liabilities assumed	10,107.0

Total net assets acquired	$3,578.9

The preliminary estimates are based on the data available to Gallagher and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired may have a corresponding impact on the amount of the goodwill. In addition, only intangible assets were evaluated for fair value. The goodwill amount represents the total purchase less the preliminary fair value of net assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (or more frequently if indicators of impairment arise) and is deductible for tax purposes.

The impacts to the condensed combined pro forma balance sheet from the Willis Re DivestCo acquisition were as follows:

(a)

Reflects the $3,278.9 million cash transferred and $300.0 million of provisional earnout consideration in connection with the close of the Acquisition and record goodwill associated with the Acquisition for Willis Re DivestCo.

(b)	Reflects an adjustment to true-up the goodwill recognized from the Acquisition for the cumulative impacts of the following transaction accounting adjustments:

(in millions)	Amount
Cash and earnout consideration (a)	$3,578.9
Elimination of settled due to due from (c)	19.9
Fair value step up of fixed assets (d)	(50.0)
Fair value step up of intangibles (e)	(1,581.1)
DTL associated with purchase accounting (g)	50.5
Bonus accruals (h)	15.4
Elimination of historical Willis Re DivestCo equity (i)	(980.8)

Total adjustment to goodwill (b)	1,052.8
Historical Willis Re DivestCo goodwill	812.0

Total goodwill from Acquisition	1,864.8

(c)

Reflects an adjustment to Other current assets for $49.4 million, Premiums payable to underwriting enterprises for $1.2 million, and Accrued compensation and other current liabilities for $28.3 million to eliminate due to due from parent balances that were settled between Willis Re DivestCo and Willis Towers Watson Plc prior to close.

(d)	Reflects the adjustment to record the preliminary fair value of acquired software of $50.0 million, recorded within fixed assets within the unaudited pro forma condensed combined balance sheet.
(e)

Reflects the adjustment to record the preliminary fair value of the acquired expiration list of $1,588.2 million offset by the elimination of historical net intangible asset values, recorded within intangible assets within the unaudited pro forma condensed combined balance sheet.

The fair value estimates for identifiable intangible assets are preliminary and are based upon assumptions that market participants would use in pricing an asset. The fair value of expiration lists was established using the excess earnings method, which is an income approach based on estimated financial projections developed by management for the acquired entity using market participant assumptions.

Some of the more significant inputs and assumptions inherent in the estimation of the expiration list intangible asset valuation included the long-term cash flow projections and profitability and the discount rate selected in order to estimate the inherent risk in the future cash flow stream. No assurances can be given that the underlying inputs and assumptions used to prepare the preliminary calculations of intangible asset value will not change as the Company completes its detailed valuation analysis. For these and other reasons, actual results may vary significantly from estimated results.

(f)

Reflects the Gallagher one-time Acquisition transaction-related costs incurred after September 30, 2021 and therefore were not reflected in the statements of earnings for the nine months ended September 30, 2021 or year-ended December 31, 2020 or balance sheet as of September 30, 2021. These transaction costs were reflected as a reduction to cash and cash equivalents with an offset through retained earnings. There were no Willis Re DivestCo transaction costs incurred after September 30, 2021.

(g)

Reflects $50.5 million deferred tax liability created from the expiration list assets recorded as part of purchase accounting. The deferred tax liability was calculated using an estimated statutory tax rate of 25% and is required due to the non-deductibility of amortization expense in certain tax jurisdictions.

This adjustment to deferred tax liabilities is preliminary and remains subject to management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction. Recognition of additional deferred tax assets and liabilities as well as adjustments to established deferred tax assets and liabilities upon a detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting. These items could be material.

(h)	Reflects the true up of bonus accruals to the date of close.
(i)	Reflects the adjustment to eliminate historical equity of Willis Re DivestCo as follows:

(in millions)	Amount
Removal of historical Capital in excess of par	$978.9
Removal of historical Accumulated other comprehensive income (loss), net of tax	1.9

The impacts on the condensed combined pro forma states of earnings from the Willis Re DivestCo acquisition were as follows:

(j)

Reflects an adjustment to Depreciation for the fixed asset software depreciation expense. as follows. There was no previous software depreciation expense in the historical Willis Re DivestCo financial results to remove.

(in millions)	Amount
Software fair value	$50.0
Estimated useful life	5 years
Annual straight line depreciation expense	10.0
9 month straight line depreciation expense	7.5

(k)

Reflects an adjustment to Amortization for the intangible expiration list amortization expense as follows. There was no previous expiration list amortization expense in the historical Willis Re DivestCo financial results to remove.

(in millions)	Amount
Expiration list fair value	$1,588.2
Estimated useful life	15 years
Annual straight line amortization expense	105.9
9 month straight line amortization expense	79.4

(l)

Reflects the one-time Acquisition transaction-related costs incurred which have not been reflected in the historical statements of earnings for the year ended December 31, 2020 or nine months ended September 30, 2021.

(m)

Reflects the income tax effect of the Acquisition pro forma adjustments using an estimated blended statutory tax rate of 25%. Because the adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the Acquisition.

Note 5 – Net earnings per share

Basic net earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the reporting period. Diluted net earnings per share is computed by dividing net earnings by the weighted average number of common and common equivalent shares outstanding during the reporting period. Common equivalent shares include incremental shares from dilutive stock options, which are calculated from the date of grant under the treasury stock method using the average market price for the period.

The pro forma basic and diluted earnings per share for the year-ended December 31, 2020 and nine months ended September 31, 2021 reflect (1) the May 17, 2021 follow-on public offering of 10.3 million shares of Gallagher common stock as if the offering occurred on January 1, 2020 and (2) the effect of pro forma adjustments on net earnings attributable to controlling interest for the respective periods.

The following table sets forth the computation of pro forma basic and diluted net earnings per share (in millions, except per share data):

(in millions)	Nine months ended September 30, 2021	Year-ended December 31, 2020
Net earnings attributable to controlling interests	$991.4	$1,002.1
Pro Forma adjustments to net earnings attributable to controlling interest	(91.8)	(134.6)

Pro Forma Net earnings attributable to controlling interest	899.6	867.5

Weighted average number of common shares outstanding	201.0	191.0
May 17, 2021 common stock offering adjustment	5.2	10.3

Pro Forma Weighted average number of common shares outstanding	206.2	201.3
Dilutive effect of stock options using the treasury stock method	4.5	4.1

Pro Forma Weighted average number of common and common equivalent shares outstanding	210.7	205.4

Pro Forma Basic net earnings per share	4.36	4.31

Pro Forma Diluted net earnings per share	4.27	4.22

Anti-dilutive stock-based awards of 1.2 million shares were outstanding at September 30, 2021 that were excluded in the computation of the dilutive effect of stock-based awards for the nine-month period then ended. These stock-based awards were excluded from the computation because the exercise prices on these stock-based awards were greater than the average market price of our common shares during the respective period, and therefore, would be anti-dilutive to earnings per share under the treasury stock method. There were no anti-dilutive stock-based awards outstanding at December 31, 2020 that were excluded in the computation of the dilutive effect of stock-based awards for the year then ended.